                SECOND AMENDMENT AND LOAN MODIFICATION AGREEMENT


     This Agreement ("Second Amendment") is entered into on July 26, 1996, by and among MARK TWAIN KANSAS CITY BANK, a Missouri banking association and successor-in-interest to Mark Twain Kansas Bank ("Lender") and HARRINGTON FINANCIAL GROUP, INC., formerly known as Financial Research Corporation, an Indiana corporation ("Borrower").

                                    RECITALS

     A. Borrower is presently indebted to Lender as evidenced by that certain Amended and Restated Promissory Note, dated July 21, 1995, in the original maximum principal amount of $10,000,000, executed by Borrower in favor of Lender (the "Amended Note").

     B. The Amended Note was issued pursuant to that certain First Amendment and Loan Modification Agreement, dated July 21, 1995 (the "First Amendment"), among Borrower, Lender, Smith Breeden Associates, Inc., a Kansas corporation ("Smith Breeden") and Douglas T. Breeden ("Breeden") which amended that certain Loan Agreement, dated April 14, 1994, between Borrower and Lender (collectively, the "Loan Agreement"). The Amended Note and the Loan Agreement are sometimes collectively referred to herein as the "Loan Documents."

      C. The Loan Documents are secured by (i) a General Pledge Agreement from Borrower, pledging 100% of the outstanding stock of Harrington Bank, FSB ("Harrington") to Lender ("Pledge Agreement"); (ii) a Security Agreement from Borrower in favor of Lender providing a blanket security interest in all of Borrower's assets ("Security Agreement"); (iii) a Guaranty, dated April 14, 1994, from Breeden in favor of Lender (the "Breeden Guaranty"); (iv) a Guaranty, dated April 14, 1994 from Smith Breeden in favor of Lender ("Smith Breeden Guaranty"); (v) an Assignment of Life Insurance Policy, dated July 21,1995, on the life of Breeden in the amount of $1,000,000 from Borrower ("Breeden Life Insurance Assignment"); and (vi) an Assignment of Life Insurance Policy, dated June 13, 1994, on the life of Craig Cerny in the amount of $250,000 from Borrower ("Cerny Life Insurance Assignment"). The Pledge Agreement, the Security Agreement, the Breeden Guaranty, the Smith Breeden Guaranty, the Breeden Life Insurance Assignment and the Cerny Life Insurance Assignment are collectively referred to as the "Security Documents."

      D. Borrower has offered its stock to the public pursuant to the Registration Statement on Form S-1, dated February 20, 1996 (Reg. No. 333-1556), as amended (the "Offering").

      E. Borrower has requested that Lender release the Smith Breeden Guaranty and the Breeden Guaranty (collectively, the "Guaranties") and amend certain other provisions of the Loan Documents, including providing Borrower the right to borrow an additional $3,000,000 from Lender.

      F. The outstanding principal balance of the Amended Note as of the date hereof is $9,263,102.21

          NOW, THEREFORE, the parties hereby agree as follows:

      1. CONDITIONS PRECEDENT. The modifications described in this Second Amendment and the obligations of Lender set forth in this Second Amendment will not be effective unless and until each of the following conditions precedent have been satisfied, in form, manner and substance satisfactory to Lender:

          a. SUCCESSFUL COMPLETION OF OFFERING. Borrower shall have received at least Nine Million Nine Hundred Thousand Dollars ($9,900,000) in gross proceeds pursuant to the Offering and at the time of requesting a draw on the Capital Loan (as defined in Section 2.01(b) of the Loan Agreement), shall have contributed all of the proceeds of the Offering to the capital of Harrington; provided, however, that Borrower may retain up to One Million Dollars ($1,000,000) for general working capital purposes.

          b. DOCUMENTS TO BE DELIVERED. Borrower shall have delivered or caused to be delivered to Lender the following documents, all of which shall be properly completed, fully executed, and otherwise satisfactory to
     Lender:

                   i.  this Amendment;

                  ii. the Second Amended and Restated Promissory Note in the form attached hereto as Exhibit "A" (the "Second Amended Note");

                 iii. a copy of resolutions of the Board of Directors of Borrower, duly adopted, which authorize the execution, delivery and performance of this Amendment and the Second Amended Note, certified by the Secretary of Borrower;

                  iv. a copy of the Certificate or Articles of Incorporation of Borrower, including any amendments thereto, certified by the Secretary of State of the State of Indiana;

                   v. a copy of the Bylaws of Borrower, including any amendments thereto, certified by the Secretary of Borrower;


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

                  vi. an incumbency certificate, executed by the Secretary of Borrower, which shall identify by name and title and bear the signatures of all of the officers of Borrower executing this Amendment and/or the Second Amended Note;

                 vii. certificates of corporate good standing of Borrower issued by the Secretaries of State for the States of Indiana and Kansas;

                viii. an opinion of Borrower's securities counsel, in a form satisfactory to Lender, stating that the Offering was conducted in accordance with all applicable federal requirements; and

                  ix. an opinion of Borrower's corporate counsel, in a form satisfactory to Lender, stating the opinions set forth on Exhibit "B" hereto;

                   x. a certificate of the chief financial officer of Borrower stating that Borrower has received at least $9,900,000 pursuant to the Offering and that at the time of requesting a draw on the Capital Loan, all of the proceeds of the Offering (except as provided under Section 1 a. hereof) have been contributed to the capital of Harrington; and

                  xi. a Federal Reserve Form U-1 purpose statement for Borrower.

          c. CLOSING FEE. In consideration for Lender's agreement to make an additional $3,000,000 available to Borrower, Borrower shall pay to Lender a closing fee of $15,000, which shall be deemed fully earned as of the date hereof.

          d. TRANSACTIONAL FEES. Borrower hereby agrees to pay upon demand any and all reasonable costs and expenses, including, but not limited to, attorneys fees and disbursements, incurred by Lender in connection with the negotiation and preparation of this Amendment and all other documents and instruments executed pursuant hereto;

If all of the above-described conditions precedent are not satisfied by July 31, 1996, this Second Amendment shall be null and void, and the Loan Documents and Security Documents, including the Guaranties, shall remain in full force and effect as if this Second Amendment shall have never been executed by the parties.

      2. RELEASE OF GUARANTIES. Lender hereby releases the Smith Breeden Guaranty and the Breeden Guaranty.


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

      3. ACCRUED INTEREST PAYMENT. On the date the Second Amended Note is executed and delivered to Lender, Borrower shall pay to Lender all accrued but unpaid interest to such date under the Amended Note.

      4. AMENDMENTS TO LOAN AGREEMENT. The Loan Agreement is hereby amended as follows:

          a. MAXIMUM FACILITY. Section 2.01 of the Loan Agreement is hereby amended and restated in its entirety as follow:

     2.01 MAXIMUM FACILITY. The total principal amount to be advanced by Lender to Borrower under this Agreement shall be Twelve Million Two Hundred Sixty-Three Thousand One Hundred Two and 21/100 Dollars ($12,263,102.21) (the "Loan Facility"). The Loan Facility shall be divided into two loans as follows:

          a. TERM LOAN. A $9,263,102.21 loan which has been fully funded prior to the date of this Second Amendment (the "Term Loan"); and

          b. CAPITAL LOAN. A $3,000,000, nonrevolving, line of credit which shall be available to Borrower in no more than four draws (the "Capital Loan"). Lender, in its sole discretion, may terminate Borr-ower's ability to draw on the Capital Loan after December 31, 1996, or upon the earlier occurrence of any Event of Default. All advances under the Capital Loan must be contributed to the capital of Harring-ton.

          b. PRINCIPAL AND INTEREST PAYMENTS. Section 2.06 (a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

     (a) Beginning October 1, 1996, Borrower shall make four (4) level quarterly principal and interest payments of Five Hundred Thousand and no/100 Dollars ($500,000) and thereafter, until the Note is paid in full, level quarterly principal and interest payments of Five Hundred Eighty Five Thousand and no/100 Dollars ($585,000), in each case, to Lender at the place designated in Section 2.09 hereof.

          c. LIMITATION ON MARGIN BORROWINGS. Section 6.01 of the Loan Agreement is hereby amended and restated in its entirety as follows:


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

     6.01 ADDITIONAL DEBT. Issue any additional debt instrument, borrow any monies or incur any Indebtedness outside the ordinary course of business other than margin borrowings of 50% or less, not to exceed $1,000,000, to purchase investment securities.

          d. RESTRICTION ON DIVIDENDS. Section 6.03 of the Loan Agreement is hereby amended and restated in its entirety as follows:

     6.03 RESTRICTION ON DIVIDENDS. (i) Pay any dividends or any distributions on stock in excess of 35% of Borrower's average consolidated earnings for the prior four fiscal quarterly periods previous to the date on which the dividend payment is to be made or (ii) without the prior written consent of Lender, redeem any of Borrower's issued and outstanding stock.

          e. RESTRICTION ON BUSINESS ACTIVITIES. Section 6.05 of the Loan Agreement is hereby amended and restated in its entirety as follows:

     6.05 CHANGE IN BUSINESS ACTIVITY. Borrower shall not and shall not permit Harrington to change (i) the business activities which it is presently conducting or (ii) its loan portfolio mix to include commercial real estate or commercial and industrial loans which in the aggregate exceed 10% of Harrington's assets without Lender's prior written consent. Borrower shall give Lender 30 days prior written notice of such change, which shall include a detailed analysis of the effect of any new activity or portfolio mix change on Borrower and Harrington. If Borrower desires to establish a service corporation to engage in a new business activity, such notice shall also include the resumes of the proposed management in addition to the above-stated analysis.

          f. RESTRICTION ON MANAGEMENT AGREEMENTS AND EMPLOYMENT CONTRACTS. Section 6.11 of the Loan Agreement is hereby deleted in its entirety.

          g. EVENTS OF DEFAULT. Section 8.01 of the Loan Agreement is hereby amended as follows:

                   i. Subsections (g), (j), (k) and (l) are hereby deleted in their entirety;

                  ii.  Subsection (m) is hereby amended and restated as follows:


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          (m) Harrington incurs a loss, other than a loss due solely to a change in accounting principles promulgated under the Federal Accounting Standards Board in two quarterly fiscal periods during any twelve-month rolling period which causes the ratio of the total outstanding Loans to Harrington's net worth to exceed .50; provided, however, that Borrower shall have a 30-day grace period to cure any default under this Section 8.01(m).

                 iii.  Subsection (w) is hereby amended and restated as follows:

          (w) The occurrence of any material change in Borrower or Harrington which Lender in good faith determines will have a material adverse effect on the business prospects of Borrower or Harrington or Borrower's ability to perform its obligations under any of the Loan Documents.

      5. NO DEFAULT. Borrower hereby represents and warrants that it is not in default under any of the terms or provisions of the Loan Documents or Security Documents, and no "Event of Default" (as such term is defined in any of the Loan Documents), nor any condition, event, act or omission which would constitute, with notice, or the passage of time, or both, an "Event of Default," exits as of the date of this Second Amendment.

      6. DUE AUTHORIZATION, VALID AND BINDING ON BORROWER. Borrower represents and warrants to Lender that the execution and delivery by Borrower of this Second Amendment and the Second Amended Note has been duly and properly made and authorized, and the Loan Documents and Security Documents, as modified by this Second Amendment, and the Second Amended Note constitute the valid and binding obligations of Borrower, enforceable in accordance with their respective terms.

      7. RATIFICATION OF LOAN DOCUMENTS. Except as specifically modified hereby, the Loan Documents, the Security Documents and all of the terms, conditions, and covenants contained therein shall remain in full force and effect, and Borrower hereby fully ratify and confirm such Loan Documents and Security Documents. Without limiting the generality of the forgoing, Borrower
(i) hereby confirm that the Security Documents continue to secure the Second Amended Note, the Loan Agreement (as modified by this Second Amendment and the other Security Documents, and (ii) hereby ratifies and reaffirms, as if made on the date of this Second Amendment, each of the representations and warranties contained in the Loan Documents and the Security Documents.


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

      8. RELEASE OF LENDER. Borrower for itself and for its heirs, executors, successors and assigns, hereby releases, acquit and forever discharges Lender and all of Lender's stockholders, directors, officers, employees, agents and representatives (collectively, the "Released Parties") from any and all actions, causes of action, claims, counterclaims, debts, demands, liabilities, obligations, and setoffs of any kind and character, whether known or unknown, which arise out of acts or omissions of the Released Parties prior to or on the date hereof, and relating in any manner whatsoever to Borrower's dealings and communications with Lender, the Loan Documents, the Security Documents and/or the negotiation and execution of this Second Amendment.

      9. GOVERNING LAW. This Second Amendment shall be construed and enforced in accordance with the laws of the State of Kansas.

     10. DEFINED TERMS. Except as otherwise specifically defined herein, all capitalized terms shall have the same meaning given to such term in the Loan Agreement.

     11. ENTIRE AGREEMENT. THE PARTIES AGREE THAT THIS ENTIRE AGREEMENT IS NONSTANDARD AND CONTAINS SUFFICIENT SPACE FOR THE PLACEMENT OF NONSTANDARD TERMS. THIS AGREEMENT (AND THE EXHIBITS AND SCHEDULES ATTACHED HERETO) CONTAIN ALL OF THE AGREEMENTS AND IS INTENDED TO BE THE FINAL EXPRESSION OF THE CREDIT AGREEMENT OF BORROWER AND LENDER, AND SUPERSEDES ANY AND ALL PRIOR DISCUSSIONS AND/OR AGREEMENTS RELATIVE THERETO. THIS AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL CREDIT AGREEMENT OR OF A CONTEMPORANEOUS ORAL CREDIT AGREEMENT BETWEEN BORROWER AND LENDER. BORROWER AND LENDER HEREBY INITIAL THIS PROVISION AS AN AFFIRMATION THAT NO UNWRITTEN, ORAL CREDIT AGREEMENTS BETWEEN THE PARTIES EXIST.

          Borrower's Initials /s/ CJC
                              ----------
          Lender's Initials /s/   MJ
                            ------------


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

IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first above written.

                            HARRINGTON FINANCIAL GROUP, INC., formerly known as Financial Research Corporation, an Indiana corporation



                            By:/s/ Craig J. Cerny
                               -----------------------------------------------
                            Title: President
                                  --------------------------------------------


                            MARK TWAIN KANSAS CITY BANK, a Missouri banking association and successor in interest to Mark Twain Kansas Bank



                            By:/s/ Mark Jorgenson
                               -----------------------------------------------
                            Title:/s/
                                  --------------------------------------------


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